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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-31236) pertaining to the 2000 Stock Plan and the Directors' Stock Option Plan of Hotel Reservations Network, Inc. of our report dated February 26, 1999, accompanying the combined financial statements of TMF, Inc. and HRN Marketing Corp., which is included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


/s/ GRANT THORNTON LLP
Dallas, Texas
March 27, 2001